As filed with the Securities and Exchange Commission on June 10, 1998
                                                   Registration No. 333-55899

==============================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                        -----------------------

                           AMENDMENT NO. 1 to
                                FORM S-3
                         REGISTRATION STATEMENT
                                 Under
                       THE SECURITIES ACT OF 1933
                        -----------------------

                     CRESTAR FINANCIAL CORPORATION
         (Exact name of registrant as specified in its charter)

          VIRGINIA                                  54-0722175
 (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)

                              919 East Main Street
                            Richmond, Virginia 23219
                                 (804) 782-5000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 Linda F. Rigsby
                  Senior Vice President and Corporate Secretary
                          Crestar Financial Corporation
                              919 East Main Street
                            Richmond, Virginia 23219
                                 (804) 782-7738

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                              Lathan M. Ewers, Jr.
                                Hunton & Williams
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074
                                 (804) 788-8269

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement in light of market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum     Proposed Maximum
       Title of Each Class of        Aggregate Amount  Offering Price Per   Aggregate Offering       Amount of
    Securities to be Registered      to be Registered         Unit               Price(1)         Registration Fee
--------------------------------------------------------------------------------------------------------------------
  Common Stock, $5 par value, per         124,298           $57.4375            $7,140,000             $2,107
                  share
--------------------------------------------------------------------------------------------------------------------
 Preferred Share Purchase Rights(2)    62,149 rights           N/A                  N/A                 N/A
====================================================================================================================

(1) This amount was calculated pursuant to Rule 457(c) on the basis of $57.4375 per share, which was the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 1, 1998.
(2) The Rights to purchase Participating Cumulative Preferred Stock, Series C will be attached to and will trade with shares of the Common Stock of the Company.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.



Introductory Note


         This Amendment No. 1 is being filed to correct the consent of independent auditors filed as Exhibit 23.2.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.          Exhibits

23.2              Consent of KPMG Peat Marwick LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 10th day of June, 1998.


                   CRESTAR FINANCIAL CORPORATION
                   (Registrant)


                   By:    /s/ Richard G. Tilghman
                   ----------------------------------------
                              Richard G. Tilghman
                          Chairman, Chief Executive Officer and Director
                          (Principal Executive Officer)


                                POWER OF ATTORNEY

Each person whose signature appears below hereby  constitutes and appoints Linda
F. Rigsby, Lathan M. Ewers, Jr. and David M. Carter, and each of them severally, as his true and lawful attorney-in-fact, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any Registration Statements filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact may do or cause to be done by virtue of these presents.

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below on the 10th day of June, 1998 by the following persons in the capacities indicated.


                  Signature                                                     Title
                 -----------                                                    -----
/s/ Richard G. Tilghman                              Chairman, Chief Executive Officer and Director
  ----------------------------------                          (Principal Executive Officer)
     Richard G. Tilghman


/s/ James M. Wells, III                              President, Chief Operating Officer and Director
  ----------------------------------
     James M. Wells, III


/s/ Richard F. Katchuk                               Corporate Executive Vice President and Chief
  ----------------------------------                          Financial Officer
     Richard F. Katchuk                                       (Principal Financial Officer)



/s/ James D. Barr                                    Group Executive Vice President, Controller and
  ----------------------------------                 Treasurer (Principal Accounting Officer)
     James D. Barr





/s/ J. Carter Fox                                    Director
  ----------------------------------
     J. Carter Fox


/s/ Charles R. Longsworth                            Director
  ----------------------------------
     Charles R. Longsworth


/s/ Patrick J. Maher                                 Director
  ----------------------------------
     Patrick J. Maher


  __________________________________                 Director
     Frank E. McCarthy


/s/ Paul D. Miller                                   Director
  ----------------------------------
     Paul D. Miller


  __________________________________                 Director
     G. Gilmer Minor, III


/s/ Gordon F. Rainey, Jr.                            Director
  ----------------------------------
     Gordon F. Rainey, Jr.


/s/ Frank S. Royal, M.D.                             Director
  ----------------------------------
     Frank S. Royal, M.D.


  __________________________________                 Director
     Alfred H. Smith, Jr.


  ______________________________                     Director
     Jeffrey R. Springer


/s/ Eugene P. Trani                                  Director
  ----------------------------------
     Eugene P. Trani


   _________________________________                 Director
     L. Dudley Walker


   _________________________________                 Director
     Robert C. Wilburn


/s/ Karen Hastie Williams                            Director
  ----------------------------------
     Karen Hastie Williams


                                  EXHIBIT INDEX

Exhibit
Number            Exhibit                                       Page
-------           -------

23.2              Consent of KPMG Peat Marwick LLP.             II-5